UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2012

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 25, 2012, Joseph M. Mandato tendered his resignation as a member of the Board of Directors (the “Board”) of Hansen Medical, Inc. (the “Registrant”) effective as of February 27, 2012 at 6:00 p.m. PST (the “Effective Time”). Mr. Mandato also resigned as a member of the Board’s Compensation Committee and Nominating and Corporate Governance Committee effective as of the Effective Time. Mr. Mandato served as a Class II director whose term would otherwise have expired at the 2014 annual meeting of stockholders.

(d) On February 27, 2012, the Board appointed Michael L. Eagle to serve as a member of the Board, effective as of the Effective Time, to fill a vacant seat caused by Mr. Mandato’s resignation. Mr. Eagle was appointed as a Class II director, with an initial term expiring at the 2014 annual meeting of stockholders. Mr. Eagle was appointed to serve as a member of the Board’s Audit Committee and Nominating and Corporate Governance Committee. This appointment was based on the recommendation of the Board’s Nominating and Corporate Governance Committee. The Board has determined that Mr. Eagle is independent within the meaning of the independent director standards of the Securities and Exchange Commission and Nasdaq Stock Market, Inc.

In connection with his appointment to the Board, Mr. Eagle will be entitled to receive cash and equity compensation consistent with that of the Registrant’s other non-employee directors as described in the Registrant’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: February 28, 2012	/s/ Peter J. Mariani
Peter J. Mariani
Chief Financial Officer

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